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                                                                    EXHIBIT 23.4

                        [RYDER SCOTT COMPANY LETTERHEAD]


                         CONSENT OF RYDER SCOTT COMPANY

We consent to the incorporation by reference in this Form 10-K of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us in Form 10-K as a result of such incorporation.

Sincerely,


/s/ RYDER SCOTT COMPANY
    PETROLEUM ENGINEERS
-------------------------------
RYDER SCOTT COMPANY
PETROLEUM ENGINEERS



Denver, CO
Date: February 15, 1999